Exhibit 23.4
[Ryder Scott Company, L.P. Letterhead]
CONSENT OF INDEPENDENT PETROLEUM ENGINEER
As independent petroleum engineers, we hereby consent to the use in this Registration Statement on Form S-3 and the related Prospectus of McMoRan Exploration Co. of our reports included therein or incorporated by reference therein and to all references to our firm in such Registration Statement and Prospectus, including the reference to us under the heading “Reserves.”

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
September 21, 2011